EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2000 relating to the financial statements, which appears in the Annual Report on Form 10-K of Evolving Systems, Inc. for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Broomfield, Colorado
May 17, 2000